Exhibit 99.1

AVENTINE APPOINTS NEW CHIEF FINANCIAL OFFICER

PEKIN, Ill., (April 16, 2010) — Aventine Renewable Energy Holdings, Inc. (OTC: AVRW), a leading producer of ethanol, has named veteran financial executive John Castle to serve as its Chief Financial Officer.

Mr. Castle was appointed Aventine’s Chief Financial Officer on April 15, 2010.  Before joining Aventine, Mr. Castle served as Senior Vice President of Operations and Chief Financial Officer of White Energy, Inc., an ethanol production company, starting in November 2005.  From August 2004 to November 2005, Mr. Castle was director of accounting for Dresser, Inc., a global manufacturer of highly engineered energy infrastructure and oilfield products and services.  Mr. Castle has also served as Vice President and Chief Financial Officer at Rohn Industries, Inc. and as Vice President, Treasurer and Corporate Controller of Telxon Corporation.  Previously, Mr. Castle was a member of Paxton Associates LLC, a provider of financial and operational assessment services.  Mr. Castle has also held accounting and financial management positions at Mosler Inc. and Litton Industries, Inc.  Mr. Castle is a Certified Public Accountant with a Masters of Business Administration from Xavier University and a Bachelor of Science in Accounting from Eastern Illinois University.

“Mr. Castle’s background facilitating the successful turnaround of organizations coupled with his intimate knowledge of the ethanol industry makes him ideally suited for his role as Chief Financial Officer of Aventine,” stated Thomas Manuel, Aventine’s Chief Executive Officer. “He is an outstanding financial executive with practical operating experience. Adding Mr. Castle to the Aventine executive group augments our assembling one of the most experienced leadership teams in the industry.”

About Aventine Renewable Energy Holdings, Inc.

Aventine is a leading producer and marketer of ethanol to many leading energy companies in the United States.  In addition to ethanol, Aventine also produces distillers grains, corn gluten meal, corn gluten feed, corn germ and brewers’ yeast.  Aventine’s internet address is www.aventinerei.com.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release, are forward looking statements.  Any forward looking statements are not guarantees of Aventine’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  Aventine disclaims any duty to update any forward looking statements.  Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•	Our ability to obtain and maintain normal terms with vendors and service providers;
•

Our estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders;

•	The trading or quotation of our common stock on the OTC markets or other exchange;
•	Our ability to maintain contracts that are critical to our operations;
•	Our ability to attract and retain customers;
•	Our ability to fund and execute our business plan and any ethanol plant expansion projects;
•	Our ability to receive or renew permits to construct or commence operations of our proposed capacity additions in a timely manner, or at all;
•	Laws, tariffs, trade or other controls or enforcement practices applicable to Aventine’s operations;
•	Changes in weather and general economic conditions;
•	Overcapacity within the ethanol, biodiesel and petroleum refining industries;

•	Availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins;
•	Aventine’s ability to raise additional capital and secure additional financing, and our ability to service our debt or comply with our debt covenants;
•	Aventine’s ability to attract, motivate and retain key employees;
•	Liability resulting from actual or potential future litigation; and
•	Plant shutdowns or disruptions.

Contact:

Aventine Renewable Energy Holdings, Inc.

William J. Brennan CPA, MBA

Chief Accounting & Compliance Officer

Aventine Renewable Energy Holdings, Inc.

Ph:   309-347-9384

Fax: 309-347-8541